SETTLEMENT AND RELEASE AGREEMENT

        THIS SETTLEMENT AND RELEASE AGREEMENT is entered into in Provo, Utah, by and between Nu Skin International, Inc.,75 West Center Street, Provo, Utah 84601, and Robert Conlee.

        Parties

    1.        Nu Skin. As used herein, Nu Skin shall mean and refer to Nu Skin International, Inc., or any affiliate of Nu Skin International, Inc. Affiliate means any person or entity that controls, is controlled by or is under common control with Nu Skin International, Inc., including, without limitations, any direct or indirect parent or subsidiary of Nu Skin International, Inc., or any officer, director, shareholder, employee, or agent of Nu Skin International, Inc., or of any parent or subsidiary of Nu Skin International, Inc.

    2.        Employee. As used herein, Employee shall mean and refer to Robert Conlee.

Background

        Employee was hired on December 12, 1991 and has been an at-will employee of Nu Skin since that date. On July 4, 2007, the relationship ended. As Employee and Nu Skin sever their employment relationship, they mutually agree it is in the best interests of both to enter into a mutual understanding, settle and compromise of all claims and disputes, if any, between them.

Agreement

        Now, therefore, in consideration of the foregoing, the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

    1.        Upon the effective date of this Agreement, Nu Skin agrees to pay Employee a severance payment of $300,962, less federal and state withholding taxes and other applicable deductions made up of (a) Vesting Employee’s Deferred Compensation in the amount of $187,515 with payout as elected and (b) a lump sum cash payout of $113,447. Nu Skin shall reimburse claims within thirty (30) days made against Employee’s Cafeteria Plan account for Employee’s period of employment.

    2.        In consideration for the amounts and statements set forth in Paragraph 1 hereof, Employee, all persons and entities claiming by, through, or under Employee, hereby completely releases Nu Skin from all claims, charges, demands, grievances, and/or causes of action which Employee had, has, or may claim to have based on, arising from, or relating to Employee’s employment with Nu Skin or the termination thereof, including, without limitation, any claims, charges, demands, grievances, and/or causes of action under:

    (a)        Title VII of the Civil Rights Acts of 1964 and 1991, as amended, which prohibit discrimination on the basis of race, color, sex, religion, or national origin;

    (b)        Section 1981 of the Civil Rights Act of 1866, which prohibits discrimination on the basis of race;

    (c)        The Employee Retirement Income Security Act as of the effective date of this Agreement;

    (d)        any state laws against discrimination;

    (e)        any other federal, state, or local statute or common law relating to employment; or

        The foregoing release also includes, without limitation, release of any claims for wrongful discharge, breach of express or implied contract of employment, employment-related torts, personal injury (whether physical or mental), or any other claims in any way related to Employee’s employment with or separation from Nu Skin. Employee acknowledges and agrees that Employee has not been discriminated against in any manner prohibited by law during Employee’s employment with Nu Skin or with regard to Employee’s separation from employment with Nu Skin.

        Notwithstanding the foregoing, Employee does not waive any rights to unemployment insurance benefits or worker’s compensation benefits. Employee further understands that nothing in this Paragraph 2 prohibits Employee from paying COBRA premiums to maintain Employee’s participation in Nu Skin’s group health plan to the extent allowed by law and subject to the terms, conditions, and limitations set forth in Nu Skin’s group health plan.

        Employee will continue to be covered by Nu Skin’s medical and dental benefits through the last day of the month in which the employment terminates. Except as expressly set forth herein, all employee benefits available to Employee under current policies of Nu Skin will cease at 11:59 p.m. on July 31, 2007.

    3.        Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and Nu Skin agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:

a.	Employee should consult with an attorney prior to executing this Agreement;

b.	Employee has at least forty-five (45) days within which to consider this Agreement, although Employee may accept the terms of this Agreement at any time within those 45 days;

c.	Employee has at least seven (7) days following the execution of this Agreement by the parties to revoke this Agreement; and

d.	this Agreement will not be effective until the revocation period has expired.

4.	Employee acknowledges that Nu Skin does not have a formal severance policy and that Nu Skin has no obligation to pay severance to Employee except as required by this Agreement.

5.

Employee is reminded that the Key-Employee Covenants Agreement or Employee Covenants Agreement, whichever is applicable, signed by Employee will remain in force following termination of employment including but not limited to the following clauses:

a.     Non-Competition: As amended in the Letter of Understanding dated July 2, 2007.

b.

Confidentiality Information: Employee acknowledges that during the term of employment with Company he or she may develop, learn and be exposed to information about Company and its business, including but not limited to formulas, business plans, financial data, vendor lists, product and marketing plans, distributor lists and training in Company’s manner of doing business in both product categories and direct selling and multi-level marketing strategies, and other trade secrets which information is secret, confidential and vital to the continued success of Company (“Confidential Information”). Employee agrees that he or she will not at any time (whether during employment or after termination of employment with Company), without the express written consent of Company, disclose, copy, retain, remove from Company’s premises or make any use of such Confidential Information except as may be required in the course of his or her employment with Company.

c.

Non-Solicitation: Employee shall not in any way, directly or indirectly, at any time during employment or within two (2) years after either a voluntary or involuntary employment termination: (a) solicit, divert, or take away Company’s distributors; (b) solicit in any manner Company’s employees, or vendors; or (c) assist any other person in any manner of persons in an attempt to do any of the foregoing.

d.

Non-Disparagement: Employee shall not in any way, directly or indirectly, at any time during employment or after either voluntary or involuntary employment termination, commercially disparage Company, Company products or Company Distributors.

e.

Non-Endorsement: Employee shall not in any way, directly or indirectly, at any time during employment or within one (1) year after either voluntary or involuntary employment termination endorse any product that competes with products of Company, promote or speak on behalf of any company whose products compete with those of Company, allow Employee’s name or likeness to be used in any way to promote any company or product that competes with products of Company.

    6.        At the time of termination or employment, Employee shall return to Nu Skin all confidential information, computers, laptops, cell phones, and all other equipment or materials owned by Nu Skin in the possession of Employee.

    7.        Employee promises not to file or allow to be filed on Employee’s behalf any lawsuit, charge, or complaint against Nu Skin regarding the claims released in Paragraph 2 and 3 above.

    8.        This Agreement is a negotiated settlement of all claims, charges, demands, grievances, and/or causes of action, if any, between the parties. This Agreement does not constitute an admission by Nu Skin, and Nu Skin specifically denies that Nu skin has violated any contract, law, or regulation or that it has discriminated against Employee or otherwise infringed upon Employee’s rights and privileges or done any other wrongful act.

    9.        This Agreement is confidential information owned by Nu Skin. No party may disclose the contents of this Agreement except to the extent required by law. Notwithstanding the foregoing, Employee may disclose the terms of the Agreement to Employee’s attorney or to Employee’s immediate family (spouse and children). If Employee discloses the terms of this Agreement to Employee’s attorney or to Employee’s immediate family, Employee will advise them that they must not disclose the terms of this Agreement except to the extent required by law.

    10.        If Employee violates or breaches this Agreement, then this Agreement shall remain in full force and effect except that Nu Skin will be entitled to recover from Employee the monies paid pursuant to Paragraph 1 above, attorneys fees and any other remedy available to Nu Skin pursuant to this Agreement or otherwise.

    11.        The provisions of this Agreement are severable. Should any provision hereof be voidable or unenforceable under applicable law, such voidable, or unenforceable provision shall not effect the validity of any other clause or provision, which shall remain in full force and effect. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

    12.        The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the substantive and procedural laws of the State of Utah. Each party expressly submits and consents to exclusive personal jurisdiction and venue in the courts of Utah County, State of Utah or in any Federal District Court in Utah.

    13.        This is the entire Agreement between the parties. No other promises or agreements have been made to Employee or Nu Skin other than those contained in this Agreement. Employee and Nu Skin acknowledge that they have read this agreement carefully, fully understand the meaning of the terms of this Agreement, and are signing this Agreement knowingly and voluntarily. This Agreement may not be modified except by an instrument in writing signed by all of the parties hereto.

EMPLOYEE

DATED: August 18, 2007
/s/ Robert Conlee

NU SKIN INTERNATIONAL, INC.

DATED: August 22, 2007
BY: /s/ Claire Averett
ITS: Vice President